Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Joel Cunningham, Media Relations
(630) 218-7364	(630) 218-8000 x4897
benchelt@inlandrealestate.com	cunningham@inlandgroup.com

Inland Real Estate Corporation Announces Acquisition of Grocery-Anchored Retail Center

in Chicago Metropolitan Area

OAK BROOK, IL (June 6, 2011) – Inland Real Estate Corporation (NYSE: IRC) today announced that its joint venture with PGGM has acquired Red Top Plaza, a 151,840 square foot neighborhood shopping center located in the Village of Libertyville, a northern suburb of Chicago, Illinois.  Red Top Plaza is anchored by SUPERVALU INC.’s Jewel-Osco, the leading grocery retailer in the Chicagoland area with a market share of 40 percent.  In addition to Jewel-Osco, the property features a strong mix of national and regional retailers including Fifth Third Bank, Tuesday Morning, Edward Jones, L.A. Tan, Subway, Lou Malnati’s Pizzeria and Hertz, among others.

Red Top Plaza is the dominant grocery-anchored shopping center within a well-established, affluent trade area.  The area’s strong demographics include an average household income of approximately $116,600 and an estimated household population base of over 58,000 within a three-mile radius of the center, as well as a day-time office population of over 70,000 employees.

The IRC-PGGM joint venture completed its all-cash acquisition of Red Top Plaza on June 2, 2011, for a purchase price of approximately $19.8 million, excluding closing costs and adjustments.  The venture anticipates placing financing on the asset at leverage levels consistent with its existing business plan.  To date, the IRC-PGGM venture has acquired four retail properties aggregating $84.8 million in asset acquisition value.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that as of March 31, 2011, owned interests in 143 open-air neighborhood, community, power, and lifestyle shopping centers and single tenant properties located primarily in the Midwestern United States, aggregating approximately 14 million square feet of leasable space.  Additional information on Inland Real Estate Corporation is available at www.inlandrealestate.com.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, as may be updated or supplemented by our Form 10-Q filings.  These factors include, but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; competition for real estate assets and tenants; impairment charges; the availability of cash flow from operating activities for distributions and capital expenditures; our ability to refinance maturing debt or to obtain new financing on attractive terms; future increases in interest rates; actions or failures by our joint venture partners, including development partners; and other factors that could affect our ability to qualify as a real estate investment trust.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.